Exhibit 10.56

The Gymboree Corporation

Annual Bonus Plan

Home Office and the Dixon Distribution Center Management Team

The annual bonus plan is based on the Company’s quarterly earnings expectations and provides for payment of cash bonuses at specified target payout amounts calculated as a percentage of a participant’s base salary, subject to eligibility requirements. If at least the minimum applicable performance goals are met, bonus payments will range from 25% to 150% of the target payout amounts, depending on how actual performance compares to the established performance goals. Following the end of each fiscal quarter, the management team will discuss variances to performance targets at the company meeting. If the applicable quarterly earnings expectations are met, a bonus will be paid quarterly to eligible employees. Bonus amounts above 100% of the target payout amount for any quarter will be paid after the end of the fiscal year. If quarterly expectations are not met, there is an opportunity for eligible employees to earn a “catch-up” bonus at the end of the fiscal year if the Company’s annual earnings expectations are met. The Company reserves the right to change the bonus methodology at any time.